Exhibit (a)(1)(iii)

LETTER OF TRANSMITTAL

Regarding Interests in

PARTNERS GROUP LENDING FUND, LLC

Tendered Pursuant to the Offer to Purchase Dated October 29, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY NOVEMBER 27, 2026.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON NOVEMBER 27, 2026,

UNLESS THE OFFER IS EXTENDED

Complete This Letter Of Transmittal And Return To:

State Street Bank and Trust Company

Attention: Partners Group Lending Fund, LLC

1776 Heritage Drive, Mailstop JAB0340

North Quincy, MA 02171

Phone: (888) 977-9790

Email: PartnersGroupTA_INQ@statestreet.com

Letter of Transmittal Page 1 of 5

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Lending Fund, LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interests in the Fund or portion thereof (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 29, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.

A promissory note (the “Note”) for the value of the purchased Units will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The undersigned recognizes that the amount of the payment of the purchase amount for Units will be based on the unaudited value of the Fund as of December 31, 2026, subject to an extension of the Offer as described in Section 8 of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE EMAIL OR MAIL TO: STATE STREET BANK AND TRUST COMPANY, ATTENTION: PARTNERS GROUP LENDING FUND, LLC, 1776 Heritage Drive, Mailstop JAB0340, North Quincy, MA 02171. FOR ADDITIONAL INFORMATION: PHONE: (888) 977-9790 OR EMAIL: PARTNERSGROUPTA_INQ@STATESTREET.COM.

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Date: January 1, 2027

Tender Expiration Date: 11:59 p.m. ET, November 27, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE EMAIL OR MAIL TO:
STATE STREET BANK AND TRUST COMPANY	FOR ADDITIONAL INFORMATION:
PARTNERS GROUP LENDING FUND, LLC	PHONE: (888) 977-9790
1776 Heritage Drive, Mailstop JAB0340	EMAIL: PartnersGroupTA_INQ@statestreet.com
North Quincy, MA 02171

If your Units are held through a financial intermediary, such as a financial adviser, Custodian, Broker/Dealer, or other nominee (each, a “Financial Intermediary”), please ask your Financial Intermediary to submit the Letter of Transmittal on your behalf. Please allow for additional processing time as the Letter of Transmittal must ultimately be received by the Fund’s Transfer Agent no later than 11:59 p.m. (Eastern Time) on the Expiration Date.

Each Financial Intermediary may establish its own specific deadline for receipt of completed repurchase request materials from its clients.

PART 1 – NAME AND ADDRESS

Partners Group or Custodial Account #:
Account Name/Registration:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:

[ ] Class I                   [ ] Class M

[ ] Entire amount of Units

[ ] Portion of Units                            $______________        or        ____________ Number of Units

Letter of Transmittal Page 3 of 5

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PROMISSORY NOTE: The Note reflecting the purchase amount will be held by State Street Bank and Trust Company on the undersigned’s behalf. Upon a written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing. Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Letter of Transmittal Page 4 of 5

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN THE INVESTOR DOES NOT HAVE A CUSTODIAN/BROKER DEALER/FINANCIAL INTERMEDIARY ON RECORD. If using a MSG, original paperwork must be submitted – a fax or email is not acceptable.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST. If your Units are held through a financial intermediary, such as a financial adviser, Custodian, Broker/Dealer, or other nominee (each, a “Financial Intermediary”), please ask your Financial Intermediary to submit the Letter of Transmittal on your behalf. Paperwork not received from the client’s custodian/Financial Intermediary may be rejected. Please allow for additional processing time as the Letter of Transmittal must ultimately be received by the Fund’s Transfer Agent no later than 11:59 p.m. (Eastern Time) on the Expiration Date.

Letter of Transmittal Page 5 of 5